Clay Thomas, PC
Certified Public Accountant
2038 Lexington
Houston, Tx 77098
(713) 482-3920 (office)
(713) 482-3923      (fax)

Secuirites and Exchange Commission
100 F Streeet NE
Washington DC 20549

Re: American Securities Resources Corp.

Dear Sir or Madam:

I have reviewed the Form 8K filing of American Security Resources Corp dated April 15, 2009 regarding the Company's lack of reliance on prior year financial statement audit results.  I find that I am in agreement with the Company's assertion that there are some miscalcuations regarding the calculation of retained earnings.

Respectfully submitted,

By:   /s/ Clay Thomas, PC
Clay Thomas, PC